


                                                              EXHIBIT 11.1

                                         COMPUTATION OF CONSOLIDATED EARNINGS (LOSS) PER SHARE
                                                (in thousands, except per share amounts)
                                                              (unaudited)

                                                             Quarter Ended
                                                       -----------------------
                                                        March 26,    March 27,
                                                          1994         1993
                                                       ----------   ----------
                                                       (12 weeks)   (12 weeks)
Earnings before extraordinary loss and
 cumulative effect of change in accounting . . . .    $  55,690     $  29,464
Extraordinary loss . . . . . . . . . . . . . . . .       (8,332)       (9,042)
Cumulative effect of change in accounting. . . . .                   (159,193)
                                                      ---------     ---------

Net earnings (loss). . . . . . . . . . . . . . . .    $  47,358     $(138,771)
                                                      =========     =========

PRIMARY (1)
- - -----------


Weighted average common and dilutive
   common equivalent shares:
     Common stock outstanding . . . . . . . . . . .      108,259       95,407
     Stock options. . . . . . . . . . . . . . . . .        3,664        2,358
                                                       ---------     --------
                                                         111,923       97,765
                                                       =========     ========
Primary earnings from continuing
   operations per share . . . . . . . . . . . . . .    $     .50     $    .30
Primary results of extraordinary loss per share . .         (.07)        (.09)
Primary results of cumulative effect of change
 in accounting. . . . . . . . . . . . . . . . . . .                     (1.63)
                                                       ---------     --------
Primary net earnings (loss) per share . . . . . . .    $     .43     $  (1.42)
                                                       =========     ========

FULLY DILUTED (1)
- - -----------------
Weighted average common shares
   and all other dilutive securities:
     Common stock outstanding . . . . . . . . . . .      108,259       95,407
     Stock options. . . . . . . . . . . . . . . . .        4,321        2,853
     Convertible debt . . . . . . . . . . . . . . .       17,074       17,074
                                                       ---------     --------
                                                         129,654      115,334
                                                       =========     ========

Fully diluted earnings from
   continuing operations per share  (2) . . . . . .    $     .46     $    .29
Fully diluted results of extraordinary
   loss per share . . . . . . . . . . . . . . . . .         (.06)        (.08)
Fully diluted results of cumulative effect of
   change in accounting . . . . . . . . . . . . . .                     (1.38)
                                                       ---------     --------
Fully diluted net earnings (loss) per share (2) . .    $     .40     $  (1.17)
                                                       =========     ========




 (1) The Convertible Junior Subordinated Debentures issued in March 1991 and the Convertible Junior Subordinated Notes issued in December 1992 are not included in the computation of primary earnings per share since they are not common stock equivalents. They are included in the fully diluted earnings per share calculation for the quarters ended March 26, 1994 and March 27, 1993.

 (2) Earnings used to calculate fully diluted earnings per share have been adjusted to reflect the tax effected interest expense of $3.6 million that would have been avoided in connection with the assumed conversion of the convertible debt issues as of the beginning of each year.